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                                                                 EXHIBIT 16.1


Securities and Exchange Commission
Washington D.C.  20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K of Numex Corporation dated April 15, 1999, and agree with the statements made therein.


/s/ Stonefield Josephson, Inc.
Santa Monica, California
April 19, 1999

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